News Release

Public Storage
701 Western Avenue
Glendale, CA 91201-2349
www.publicstorage.com

For Release:	Immediately
Date:	May 9, 2013
Contact:	Clemente Teng
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Quarter Ended March 31, 2013

GLENDALE, California – Public Storage (NYSE:PSA) announced today operating results for the quarter ended March 31, 2013.

Operating Results for the Three Months Ended March 31, 2013

For the three months ended March 31, 2013, net income allocable to our common shareholders was $161.9 million or $0.94 per diluted common share, compared to $125.3 million or $0.73 per diluted common share for the same period in 2012, representing an increase of $36.6 million or $0.21 per diluted common share.  This increase is due primarily to (i) a $30.3 million increase in self-storage net operating income and (ii) a $27.1 million increase from reduced allocations of net income to preferred shareholders due to the application of EITF D-42 to our, and our equity share of PS Business Parks, Inc.’s (“PSB”), redemptions of preferred securities, partially offset by (iii) a $24.9 million reduction from foreign currency exchange gains and losses incurred primarily in translating the value of our Euro-denominated loan receivable from Shurgard Europe into U.S. Dollars.

Our self-storage net operating income increased $30.3 million in the three months ended March 31, 2013 as compared to the same period in 2012, including $24.2 million for our Same Store Facilities and $6.1 million for our non-Same Store Facilities.   Revenues for the Same Store Facilities increased 5.4% or $21.1 million in the quarter ended March 31, 2013 as compared to the same period in 2012, due to higher realized annual rent per occupied square foot and higher average occupancy.  Cost of operations for the Same Store Facilities decreased by 2.3% or $3.1 million in the quarter ended March 31, 2013 as compared to the same period in 2012, due primarily to lower repairs and maintenance and advertising and selling costs.   The increase in net operating income for the non-Same Store Facilities is due primarily to the impact of the acquisition of 24 self-storage facilities in 2012, combined with improved net operating income on the other properties in this group.

Funds from Operations

For the three months ended March 31, 2013, funds from operations (“FFO”) was $1.57 per diluted common share, as compared to $1.35 for the same period in 2012, representing an increase of $0.22 per share. FFO is a non-GAAP term defined by the National Association of Real Estate Investment Trusts, and generally represents net income before depreciation, gains and losses, and impairment charges with respect to real estate assets.

In addition to FFO, we often discuss “Core FFO” per share which is also a non-GAAP measure that represents FFO per share, adjusted to exclude the impact of i) foreign currency exchange gains and losses, representing a loss of $12.7 million and a gain of $12.2 million for the three months ended March 31, 2013 and 2012, respectively, and ii) the impact of EITF D-42 charges, including our equity share from PSB,  representing a $27.1 million charge for the three months ended March 31, 2012 (none for the same period in 2013), and iii) our $1.4 million equity share of charges incurred by Shurgard Europe in closing a facility during the three months ended March 31, 2013.  We believe Core FFO is a helpful measure in understanding our ongoing earnings.  We also believe that the analyst community, likewise, reviews our Core FFO and Core FFO per share (or similar measures using different terminology).  Core FFO is not a substitute for net income, earnings per share or cash flow from operations.  Because other real estate investment trusts (“REITs”) may not compute Core FFO in the same manner as we do, may not use the same terminology, or may not present such a measure, Core FFO may not be comparable among REITs.

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The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended March 31,
	2013	2012	Percentage Change
FFO per share	$1.57	$1.35	16.3%

Eliminate the per share impact of items excluded from Core FFO:
Foreign currency exchange loss (gain)	0.07	(0.07)
Application of EITF D-42	-	0.16
Shurgard Europe’s facility closure charge	0.01	-

Core FFO per share	$1.65	$1.44	14.6%

Property Operations – Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized basis since January 1, 2011 and therefore provide meaningful comparisons for 2012 and 2013.  The following table summarizes the historical operating results of these 1,949 facilities (122.8 million net rentable square feet) that represent approximately 93% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at March 31, 2013.

Selected Operating Data for the Same Store Facilities (1,949 facilities) (unaudited):	Three Months Ended March 31,
	2013	2012	Percentage Change
	(Dollar amounts in thousands, except for weighted average data)
Revenues:
Rental income (a)	$389,107	$368,681	5.5%
Late charges and administrative fees	20,497	19,818	3.4%
Total revenues (b)	409,604	388,499	5.4%

Cost of operations:
Property taxes	44,758	43,142	3.7%
On-site property manager payroll	25,716	26,031	(1.2)%
Supervisory payroll (c)	9,106	8,990	1.3%
Repairs and maintenance	7,508	10,387	(27.7)%
Snow removal expenses	3,316	1,848	79.4%
Utilities	9,259	9,447	(2.0)%
Advertising and selling expense	7,453	10,531	(29.2)%
Other direct property costs (a) (d)	12,601	12,254	2.8%
Allocated overhead (e)	11,641	11,781	(1.2)%
Total cost of operations (b)	131,358	134,411	(2.3)%

Net operating income (f)	$278,246	$254,088	9.5%

Gross margin (a)	67.9%	65.4%	3.8%
Weighted average for the period:
Square foot occupancy (g)	91.9%	90.3%	1.8%
Realized annual rental income per:
Occupied square foot (a) (h)	$13.79	$13.30	3.7%
Available square foot (“REVPAF”) (a) (h)	$12.67	$12.01	5.5%
Weighted average at March 31:
Square foot occupancy	92.4%	90.8%	1.8%
Annual contract rent per occupied square foot (i)	$14.38	$13.96	3.0%

(a)	In previous presentations, credit card fees were presented as a reduction to rental income; such fees are now classified as cost of operations under “other direct property costs.”

(b)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.

(c)	Supervisory payroll expense represents compensation paid to management personnel who directly and indirectly supervise on-site property managers.

(d)
Other direct property costs include administrative expenses that are solely attributable to the self-storage facilities, such as property insurance, business license costs, bank charges related to processing the properties’ cash receipts, credit card fees, and the cost of operating each property’s rental office including supplies and telephone data communication lines.

(e)
Allocated overhead represents administrative expenses for shared general corporate functions, which are allocated to self-storage property operations to the extent their efforts are devoted to self-storage operations. Such functions include data processing, human resources, operational accounting and finance, marketing and costs of senior executives (other than the Chief Executive Officer and Chief Financial Officer, whose compensation is allocated to general and administrative expense).

(f)	See attached reconciliation of Same Store NOI to operating income.

(g)	Square foot occupancies represent weighted average occupancy levels over the entire period.

(h)
Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency, and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(i)	Contract rent represents the applicable contractual monthly rent charged to our tenants, excluding the impact of promotional discounts, late charges, and administrative fees.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	Three Months Ended
	March 31	June 30	September 30	December 31	Full Year

Total revenues (in 000’s):
2013	$409,604
2012	$388,499	$399,725	$418,085	$410,489	$1,616,798

Total cost of operations (in 000’s):
2013	$131,358
2012	$134,411	$125,126	$122,987	$102,936	$485,460

Property taxes (in 000’s):
2013	$44,758
2012	$43,142	$42,051	$40,703	$26,295	$152,191

Repairs and maintenance, including snow removal expenses (in 000’s):
2013	$10,824
2012	$12,235	$10,443	$8,500	$8,901	$40,079

Advertising and selling expenses (in 000’s):
2013	$7,453
2012	$10,531	$10,586	$10,216	$7,538	$38,871

REVPAF:
2013	$12.67
2012	$12.01	$12.37	$12.93	$12.73	$12.51

Weighted average realized annual rent per occupied square foot:
2013	$13.79
2012	$13.30	$13.39	$13.90	$13.83	$13.61

Weighted average occupancy levels:
2013	91.9%
2012	90.3%	92.4%	93.0%	92.1%	91.9%

Investing and Capital Activities

During the three months ended March 31, 2013, we acquired two self-storage facilities (149,000 net rentable square feet of self-storage space) located in Arizona and Georgia for a total of approximately $14 million in cash.  We are under contract to acquire a facility (80,000 net rentable square feet of self-storage space) located in Arizona for approximately $8 million in cash.

On January 16, 2013, we issued our 5.20% Series W Preferred Shares for gross proceeds of $500 million, and on March 13, 2013, we issued our 5.20% Series X Preferred Shares for gross proceeds of $225 million.

Distributions Declared

On May 9, 2013, our Board of Trustees declared a regular common quarterly dividend of $1.25 per common share. The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on June 27, 2013 to shareholders of record as of June 12, 2013.

First Quarter Conference Call

A conference call is scheduled for May 10, 2013 at 10:00 a.m. (PDT) to discuss the first quarter earnings results.  The domestic dial-in number is (866) 406-5408 and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 34505258).  A simultaneous audio web cast may be accessed by using the link at www.publicstorage.com under “Company Info, Investor Relations, Upcoming Events.”  A replay of the conference call may be accessed through May 24, 2013 by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) or by using the link at www.publicstorage.com under “Company Info, Investor Relations, Webcasts.” All forms of replay utilize conference ID number 34505258.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. The Company’s headquarters are located in Glendale, California.  At March 31, 2013, we had interests in 2,080 self-storage facilities located in 38 states with approximately 133 million net rentable square feet in the United States and 188 storage facilities located in seven Western European nations with approximately ten million net rentable square feet operated under the “Shurgard” brand.  We also own a 41% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28.2 million rentable square feet of commercial space, primarily flex, multitenant office and industrial space, at March 31, 2013.

Additional information about Public Storage is available on our website, www.publicstorage.com.

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions.  These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  Factors and risks that may impact future results and performance are described from time to time in our filings with the Securities and Exchange Commission, including in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, our other Quarterly Reports on Form 10-Q and current reports on Form 8-K.  These risks include, but are not limited to, the following: general risks associated with the ownership and operation of real estate, including changes in demand for our storage facilities, potential liability for environmental contamination,  adverse changes in tax, real estate and zoning laws and regulations and the impact of natural disasters;  risks associated with downturns in the national and local economies in the markets in which we operate; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage acquired and developed properties; risks related to our participation in joint ventures; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations that could adversely affect our earnings and cash flows; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; risks associated with a possible failure by us to qualify as a REIT under the Internal Revenue Code of 1986, as amended; disruptions or shutdowns of our automated processes and systems; changes in federal tax laws related to the taxation of REITs, which could impact our status as a REIT; difficulties in raising capital at a reasonable cost; delays in the development process; and economic uncertainty due to the impact of war or terrorism. We disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.

PUBLIC STORAGE
SELECTED INCOME STATEMENT DATA
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Operating Revenues:
Self-storage facilities (a)	$439,665	$410,559
Ancillary operations	31,235	29,276
	470,900	439,835
Operating Expenses:
Self-storage cost of operations (a)	140,993	142,193
Ancillary cost of operations	9,396	9,518
Depreciation and amortization	91,001	86,824
General and administrative	18,253	16,405
	259,643	254,940
Operating income	211,257	184,895

Other income (expense):
Interest and other income	5,581	5,655
Interest expense	(3,497)	(5,334)
Equity in earnings of unconsolidated real estate entities	11,643	9,115
Foreign currency exchange (loss) gain	(12,737)	12,157
Income from continuing operations	212,247	206,488
Discontinued operations	-	234
Net income	212,247	206,722
Allocation to noncontrolling interests	(1,024)	(870)
Net income allocable to Public Storage shareholders	211,223	205,852
Allocation of net income to:
Preferred shareholders - distributions	(48,590)	(55,095)
Preferred shareholders - redemptions	-	(24,900)
Restricted share units	(697)	(514)
Net income allocable to common shareholders	$161,936	$125,343
Per common share:
Net income per common share – Basic	$0.94	$0.74
Net income per common share – Diluted	$0.94	$0.73
Weighted average common shares - Basic	171,446	170,309
Weighted average common shares - Diluted	172,514	171,415

(a)
In order to comply with the current year presentation, adjustments have been made to amounts previously reported to reflect credit card fees as a cost of operations rather than a reduction to revenues.

PUBLIC STORAGE
SELECTED BALANCE SHEET DATA
(Amounts in thousands, except share and per share data)

	March 31, 2013	December 31, 2012
ASSETS	(Unaudited)
Cash and cash equivalents	$398,252	$17,239
Operating real estate facilities:
Land and buildings, at cost	11,053,432	11,033,819
Accumulated depreciation	(3,825,115)	(3,738,130)
	7,228,317	7,295,689
Construction in process	64,022	36,243
Investment in unconsolidated real estate entities	717,264	735,323
Goodwill and other intangible assets, net	207,004	209,374
Loan receivable from unconsolidated real estate entity	398,565	410,995
Other assets	88,127	88,540
Total assets	$9,101,551	$8,793,403
LIABILITIES AND EQUITY
Borrowings on bank credit facility	$-	$133,000
Notes payable	142,419	335,828
Accrued and other liabilities	205,129	201,711
Total liabilities	347,548	670,539

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 142,500 shares issued (in series) and outstanding (113,500 at December 31, 2012), at liquidation preference	3,562,500	2,837,500
Common Shares, $0.10 par value, 650,000,000 shares authorized, 171,534,957 shares issued and outstanding (171,388,286 at December 31, 2012)	17,154	17,139
Paid-in capital	5,498,782	5,519,596
Accumulated deficit	(331,984)	(279,474)
Accumulated other comprehensive loss	(20,889)	(1,005)
Total Public Storage shareholders’ equity	8,725,563	8,093,756
Permanent noncontrolling interests	28,440	29,108
Total equity	8,754,003	8,122,864
Total liabilities and equity	$9,101,551	$8,793,403

Shurgard Europe Same Store Selected Operating Data

The Shurgard Europe Same Store Pool represents Shurgard Europe’s 163 facilities (8.7 million net rentable square feet) that have been operated on a stabilized basis since January 1, 2011 and therefore provide meaningful comparisons for 2012 and 2013.  These 163 facilities represent approximately 86% of the aggregate net rentable square feet of Shurgard Europe’s self-storage portfolio. Our pro-rata share of the operating results for these facilities is included in “equity in earnings of unconsolidated real estate entities” on our income statement.

Selected Operating Data for the Shurgard Europe Same Store Pool (163 facilities) (unaudited):	Three Months Ended March 31,
	2013	2012	Percentage Change
	(Dollar amounts in thousands, except weighted average data, utilizing constant exchange rates (a))

Rental income, late charges and administrative fees	$46,983	$47,930	(2.0)%

Cost of operations	20,063	20,761	(3.4)%

Net operating income	$26,920	$27,169	(0.9)%

Gross margin	57.3%	56.7%	1.1%
Weighted average for the period:
Square foot occupancy (b)	80.4%	83.7%	(3.9)%
Realized annual rent, prior to late charges and administrative fees, per:
Occupied square foot (c)	$26.57	$26.03	2.1%
Available square foot (“REVPAF”) (c)	$21.36	$21.78	(1.9)%

Weighted average at March 31:
Square foot occupancy	80.0%	83.7%	(4.4)%
Annual contract rent per occupied square foot (d)	$30.07	$29.12	3.3%

Average Euro to U.S. Dollar exchange rates: (a)
Constant exchange rates used herein	1.320	1.320	-
Actual historical exchange rates	1.320	1.310	0.8%

(a)
In order to isolate changes in the underlying operations from the impact of exchange rates, the amounts in this table are presented on a constant exchange rate basis.  The amounts for the three months ended March 31, 2012 have been restated using the actual exchange rates for the three months ended March 31, 2013.

(b)	Square foot occupancies represent weighted average occupancy levels over the entire period.

(c)
Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency, and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(d)	Contract rent represents the applicable contractual monthly rent charged to our tenants, excluding the impact of promotional discounts, late charges, and administrative fees.

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution
(Unaudited – amounts in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Computation of FFO per Share

Net income	$212,247	$206,722
Adjust for amounts not included in FFO:
Depreciation and amortization, including amounts in discontinued operations	91,001	86,938
Depreciation from unconsolidated real estate investments	18,903	19,741
FFO allocable to equity holders	322,151	313,401
Less allocation of FFO to:
Noncontrolling equity interests	(1,631)	(1,718)
Preferred shareholders - distributions	(48,590)	(55,095)
Preferred shareholders - redemptions	-	(24,900)
Restricted share unitholders	(1,105)	(923)
FFO allocable to common shares (a)	$270,825	$230,765
Diluted weighted average common shares outstanding	172,514	171,415
FFO per diluted common share (a)	$1.57	$1.35

Computation of Funds Available for Distribution (“FAD”):

FFO allocable to common shares	$270,825	$230,765
Eliminate effect of items included in FFO but not FAD:
Non-cash share-based compensation expense	5,894	5,305
Foreign currency exchange loss (gain)	12,737	(12,157)
Application of EITF D-42	-	27,085
Less: Capital expenditures to maintain real estate facilities	(7,818)	(14,278)

FAD	$281,638	$236,720

Distributions paid to common shareholders	$214,386	$187,407

Distribution payout ratio	76.1%	79.2%

Distributions per common share	$1.25	$1.10

(a)
FFO is a non-GAAP term defined by the National Association of Real Estate Investment Trusts, and generally represents net income before depreciation, gains and losses, and impairment charges with respect to real estate assets.  We present FFO and FFO per share because we consider FFO to be an important measure of the performance of real estate companies, as do many analysts in evaluating our Company.  We believe that FFO is a helpful measure of a REIT’s performance since FFO excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time.  We believe that real estate values fluctuate due to market conditions and in response to inflation.  FFO computations do not consider scheduled principal payments on debt, capital improvements, distributions and other obligations of the Company.  FFO and FFO per share are not a substitute for our cash flow or net income per share as a measure of our liquidity or operating performance or our ability to pay dividends.  Because other REITs may not compute FFO in the same manner; FFO may not be comparable among REITs.

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Reconciliation of Same Store Data and Self-Storage Net Operating Income to
Operating Income
(Unaudited – amounts in thousands)

	Three Months Ended March 31,
	2013	2012

Revenues for:
Same Store Facilities	$409,604	$388,499
Non Same Store Facilities (a)	30,061	22,060

Self-storage revenues	439,665	410,559

Self-storage cost of operations for:
Same Store Facilities	131,358	134,411
Non Same Store Facilities (a)	9,635	7,782

Self-storage cost of operations	140,993	142,193
Net operating income for:
Same Store Facilities	278,246	254,088
Non Same Store Facilities (a)	20,426	14,278

Self-storage net operating income (b)	298,672	268,366
Ancillary revenues	31,235	29,276
Ancillary cost of operations	(9,396)	(9,518)
Depreciation and amortization	(91,001)	(86,824)
General and administrative expense	(18,253)	(16,405)
Operating income on our income statement	$211,257	$184,895

(a)
We have 118 additional self-storage facilities that are not Same Store Facilities. In the three months ended March 31, 2013, we acquired two self-storage facilities for an aggregate of approximately $14 million in cash.  Included in the table above for the three months ended March 31, 2013 is $40,000 and $9,000, respectively, in revenues and cost of operations for these two self-storage facilities.

(b)
Net operating income or “NOI” is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and amortization expense.  We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, in evaluating property performance and in comparing period-to-period and market-to-market property operating results.  In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values, and does not consider depreciation expense because it is based upon historical cost. NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the operating income presented on our income statement.

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